Exhibit 99.1
Press Release
For Immediate Release

Contact:	Christopher D. Myers President and CEO
(909) 980-4030
CVB Financial Corp. Reports Record Third Quarter Earnings for 2011
•	Net income of $22.4 million for the third quarter of 2011

•	Diluted earnings per common share were $0.21 for the third quarter and $0.57 year-to-date
•	Allowance for credit losses represents 3.01% of total non-covered loans & leases
•	Non-performing loans decreased to $65.2 million. This is down from $157.0 million at December 31, 2010, and now represent 2.06% of total non-covered loans and leases
•	Non-interest bearing deposits totaled $1.98 billion (43% of total deposits) at September 30, 2011, an increase of $275.6 million from $1.70 billion at December 31, 2010
•	Repurchased 1.5 million shares of common stock at an average price of $7.83 during the third quarter of 2011
Ontario, CA, October 20, 2011-CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank (“the Company”), announced its second consecutive quarter of record earnings.
CVB Financial Corp. reported net income of $22.4 million for the third quarter of 2011. This represents the highest earnings in company history for a fiscal quarter. Earnings increased $4.5 million, or 24.86%, when compared with net income of $17.9 million for the third quarter of 2010. Diluted earnings per share were $0.21 for the third quarter of 2011. This was up $0.04, or 23.53%, from diluted earnings per share of $0.17 for the same period last year.

Third quarter 2011 operating results included $4.0 million in interest income from accelerated accretion on loans from our FDIC assisted acquisition of San Joaquin Bank (SJB), a $844,000 reduction in other operating income from the decrease in the FDIC loss sharing asset, and a $1.65 million reduction in the provision for unfunded commitments.
Chris Myers, President and CEO commented, “We are extremely proud of our strong financial results for the quarter. We have made significant progress in reducing our non-performing assets from $162.3 million at December 31, 2010 to $81.2 million at September 30, 2011. In addition, our non-interest bearing deposits continued to grow and now represent over 43% of total deposits.”
Net income for the third quarter of 2011 produced an annualized return on beginning equity of 12.99%, an annualized return on average equity of 12.81% and an annualized return on average assets of 1.37%. The efficiency ratio, excluding the provision for credit losses, was 48.68% for the quarter. Operating expenses as a percentage of average assets were 2.01%.
Net income for the nine months ending September 30, 2011 was $60.0 million. This represents an increase of $6.9 million, or 13.12%, when compared with net income of $53.1 million for the same period of 2010. Diluted earnings per share for the nine months ending September 30, 2011 were $0.57, an increase of $0.07, or 14.00%, over diluted earnings per share of $0.50 for the same period last year. Operating results for the first nine months of 2011 include a provision for credit losses of $7.1 million. Net income for the nine months ending September 30, 2011 produced a return on beginning equity of 12.46%, a return on average equity of 11.97% and a return on average assets of 1.24%.
Interest income and fees on loans for the third quarter of 2011 totaled $52.8 million, which includes $4.0 million of discount accretion from accelerated principal reductions on covered loans acquired from SJB. This represents a decrease of $5.4 million, or 9.24%, when compared to interest income and fees on loans of $58.2 million for the same period last year. Excluding the discount accretion, interest income and fees on loans would have been $48.8 million for the third quarter of 2011.
In addition to the yield adjustment to interest income of $4.0 million for the third quarter of 2011, we calculated a net decrease of $844,000 in the FDIC loss sharing asset as a result of lower estimated losses than projected. The decrease is included in other operating income. In the quarter ended September 30, 2011, we received $14.7 million from the FDIC from previously submitted loss claims.
Net Interest Income and Net Interest Margin
Net interest income, before the provision for credit losses, totaled $60.0 million for the three months ending September 30, 2011. Net interest income for the third quarter of 2011 decreased $2.6 million, or 4.21%, compared to the same period in 2010.

Excluding the impact of the yield adjustment on covered loans, net interest margin (tax equivalent) increased from 3.73% for the third quarter of 2010 to 3.81% for the third quarter of 2011. Total average earning asset yields decreased from 4.97% for the third quarter of 2010 to 4.67% for the third quarter of 2011. Total cost of funds decreased from 0.91% for the third quarter of 2010 to 0.59% for the third quarter of 2011.
Assets
The Company reported total assets of $6.53 billion at September 30, 2011. This represents an increase of $93.2 million, or 1.45%, from total assets of $6.44 billion at December 31, 2010. Earning assets (excluding the allowance for loan and lease losses) totaling $6.17 billion increased $146.9 million, or 2.44%, when compared with earning assets of $6.02 billion at December 31, 2010.
Investment Securities
Investment securities totaled $2.17 billion at September 30, 2011. This is up from $1.79 billion at December 31, 2010. As of September 30, 2011, we calculated a pretax unrealized gain of $67.6 million of which $32.9 million is attributed to our municipal securities portfolio. We have no preferred stock or trust preferred securities in our portfolio.
Virtually all of our mortgage-backed securities (“MBS”) are issued by Freddie Mac or Fannie Mae, which have the implied guarantee of the U.S. Government. We have one private-label mortgage-backed security that is impaired. This Alt-A bond, with a book value of $2.6 million as of September 30, 2011, has had $1.8 million in net impairment losses to date since it was purchased in early 2008. A $427,000 impairment was recorded in the third quarter of 2011.
Our municipal securities, totaling $641.4 million, are diversified among 604 individual issues and located in 30 states with 6.3% located within the state of California. Our largest holdings are in New Jersey 14.3%, Illinois 12.5% and Michigan 12.3%. All municipal bond securities are performing.
We continue to reinvest our cash flows from the investment portfolio. During the third quarter we purchased $279.6 million in MBS with an average yield of 1.99% and $839,000 in municipal securities with an average tax-equivalent yield of 5.66%. MBS purchased in the third quarter have an average duration of about 3.0 years as our purchasing strategy is to minimize extension risk as interest rates rise.
Loans
Total loans and leases of $3.46 billion at September 30, 2011 decreased by $290.0 million, or 7.73%, from $3.75 billion at December 31, 2010. We attribute a significant portion of the decrease to the following:
•	$45.3 million in note sales related to our former largest borrower.
•	$87.9 million from working down problem assets acquired from SJB.
•	$45.7 million decline in non-covered construction loans.
•	$27.8 million decline in purchased mortgage pools.

The non-covered construction loans and purchased mortgage pools are considered non-core lending niches. Our core lending strategy is focused on commercial & industrial business lending, dairy and livestock lending, agribusiness lending and commercial real estate loans.
Deposits & Customer Repurchase Agreements
Deposits of $4.59 billion and customer repurchase agreements of $485.3 million totaled $5.07 billion at September 30, 2011. This represents an increase of $13.4 million, or 0.26%, when compared with total deposits and customer repurchase agreements of $5.06 billion at December 31, 2010.
Non-interest bearing deposits were $1.98 billion at September 30, 2011, an increase of $275.6 million or 16.20% from $1.70 billion at December 31, 2010. At September 30, 2011, non-interest bearing deposits were 43.08% of total deposits, up from 37.65% at December 31, 2010.
Our cost of total deposits was 0.17% for the three months ending September 30, 2011, compared to our cost of total deposits of 0.37% for the same period last year. Our cost of total deposits including customer repurchase agreements was 0.19% for the three months ending September 30, 2011 compared to 0.41% for the same period last year.
Borrowings
At September 30, 2011, we had $548.6 million in borrowings, compared to borrowings of $553.4 million at December 31, 2010 and $553.3 million at September 30, 2010. The $4.8 million decrease from December 31, 2010 was primarily due to the redemption of $5.0 million in subordinated debt.
Asset Quality
We have separated the discussion of asset quality into two sections: non-covered loans and covered loans. The non-covered loans represent the legacy Citizens Business Bank loans and exclude all loans acquired in the 2009 SJB acquisition. The SJB loans were marked to fair value at the acquisition date and are “covered” loans as defined in the loss sharing agreement with the FDIC.
Citizens Business Bank Asset Quality (Non-covered loans)
The allowance for credit losses decreased from $105.2 million as of December 31, 2010 to $95.5 million as of September 30, 2011. The decrease was due to net loan charge-offs of $16.8 million, offset by a $7.1 million provision for credit losses during the first nine months of 2011. The allowance for credit losses was 3.01% and 3.12% of total non-covered loans and leases outstanding as of September 30, 2011 and December 31, 2010, respectively.
There was zero provision for credit losses for the third quarter of 2011.

We had $65.2 million in non-performing loans at September 30, 2011, or 2.06% of total non-covered loans. This compares to non-performing loans of $157.0 million at December 31, 2010. The non-performing loans for the third quarter are summarized as follows: $1.0 million in residential construction, $13.8 million in commercial construction, $18.8 million in residential mortgages, $25.4 million in commercial real estate, $3.3 million in commercial and industrial, $2.6 million in dairy loans, and $300,000 in all other loans.
At September 30, 2011, we had $16.0 million in Other Real Estate Owned (“OREO”), an increase of $10.7 million from OREO of $5.3 million at December 31, 2010. At December 31, 2010, we had three OREO properties. During the first nine months of 2011, we added twelve properties for a total of $13.9 million to OREO. We sold three properties with an OREO value of $2.8 million for cash proceeds of $2.8 million. We also recorded $0.4 million in write-downs of OREO properties due to appraisal revaluations. We now have twelve OREO properties valued at $16.0 million.
At September 30, 2011, we had loans delinquent 30 to 89 days of $2.0 million. This compares to delinquent loans of $3.9 million at June 2011, $3.6 million at March 31, 2011, and $9.1 million at December 31, 2010. As a percentage of total loans, delinquencies, excluding non-accruals, were 0.06% at September 30, 2011, 0.12% at June 30, 2011, 0.11% at March 31, 2011, and 0.27% at December 31, 2010. All loans delinquent 90 days or more were categorized as non-performing.
At September 30, 2011, we had $32.2 million in performing troubled debt restructured loans (“TDRs”), an increase of $18.9 million from performing TDRs of $13.3 million at December 31, 2010. In terms of number of loans, we had five performing TDRs at December 31, 2010 compared to thirteen performing TDRs at September 30, 2011. $17.1 million of the $18.9 million increase in performing TDRs is due to two commercial real estate loans that emerged out of bankruptcy court and are now paying in accordance with the terms approved by the court.
In total, non-performing assets, defined as non-covered non-accrual loans plus OREO, have decreased substantially and were $81.2 million at September 30, 2011, $88.8 million at June 30, 2011, $114.4 million at March 31, 2011 and $162.3 million at December 31, 2010.
We have made substantial progress in reducing our classified loans. At September 30, 2011, classified loans were $357.2 million, $445.3 million at June, 30, 2011, $588.7 million at March 31, 2011 and $654.1 million at December 31, 2010.
San Joaquin Bank Asset Quality (Covered loans)
At September 30, 2011 we had $354.6 million in gross loans from SJB with a carrying value of $286.1 million, compared to $488.8 million of gross loans at December 31, 2010 and $374.0 million in carrying value. Of the gross loans, we have $85.1 million in loans 90 days or more past due as of September 30, 2011, or 24.01%, compared to $133.1 million in loans 90 days or more past due at December 31, 2010. We have 20 properties in OREO totaling $14.2 million compared to 17 properties totaling $11.3 million at December 31, 2010.

CitizensTrust
CitizensTrust has approximately $2.0 billion in assets under administration, including $1.6 billion in assets under management, as of September 30, 2011. This compares with $2.1 billion in assets under administration, including $1.1 billion in assets under management, at December 31, 2010. The increase in managed assets is primarily due to the conversion of custodial and non-managed accounts into managed accounts. Revenues from CitizensTrust were $6.5 million and $6.3 million for nine months ended September 30, 2011 and 2010, respectively. CitizensTrust provides trust, investment and brokerage related services, as well as financial, estate and business succession planning.
Repurchase of Common Stock
In July 2008, our Board of Directors authorized the repurchase of up to 10,000,000 shares of our common stock. During the third quarter of 2011, we repurchased 1,502,503 shares of common stock at the average price of $7.83. As of September 30, 2011, we have 7,897,497 shares of our common stock remaining that are eligible for repurchase.
Conference Call
Management will hold a conference call at 8:30 a.m. Pacific time/11:30 a.m. Eastern time on Thursday, October 20th (tomorrow) to discuss the Company’s third quarter 2011 financial results.
To listen to the conference call, please dial (877) 317-6789. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available through October 29, 2011 at 9:00 a.m. To access the replay, please dial (877) 344-7529, passcode 10004998.
The conference call will also be simultaneously webcast over the Internet. Please visit the Company’s website at www.cbbank.com and click on the CVB Investor tab to access the call from the site. Access the website 15 minutes prior to the call to download any necessary audio software. This webcast will be recorded and available for replay on the Company’s website approximately two hours after the conclusion of the conference call, and will be available on the website for twelve months.
Corporate Overview
CVB Financial Corp. is the holding company for Citizens Business Bank, a financial services company based in Ontario, California. Citizens Business Bank serves 41 cities with 43 business financial centers and five commercial banking centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California.
Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.

Safe Harbor
Certain matters set forth herein (including the exhibits hereto) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plan and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic conditions and events and the impact they may have on us and our customers; ability to attract deposits and other sources of liquidity; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; a prolonged slowdown in construction activity; changes in the financial performance and/or condition of our borrowers; changes in the level of non-performing assets and charge-offs; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, executive compensation and insurance) with which we and our subsidiaries must comply; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism, or natural disasters, such as earthquakes, or the effects of pandemic flu; the timely development and acceptance of new banking products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowing and savings habits; technological changes; the ability to increase market share and control expenses; changes in the competitive environment among financial and bank holding companies and other financial service providers; continued volatility in the credit and equity markets and its effect on the general economy; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, management, compensation and benefit plans; the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; our success at managing the risks involved in the foregoing items and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2010, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.
###

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(unaudited)
dollars in thousands

	September 30,		December 31,
	2011	2010	2010
Assets:
Cash and due from banks	$33,493	$105,619	$67,279
Interest-bearing balances due from Federal Reserve Bank	409,449	90,301	286,769
Interest-bearing balances due from depository institutions	—	50,160	50,227

Total cash and cash equivalents	442,942	246,080	404,275

Interest-bearing balances due from depository institutions	50,190	50,190	50,190
Investment securities available-for-sale	2,167,159	1,912,268	1,791,558
Investment securities held-to-maturity	2,574	3,161	3,143
Investment in stock of Federal Home Loan Bank (FHLB)	76,207	90,350	86,744

Non-covered loans held-for-sale	4,239	3,154	2,954
Covered loans held-for-sale	5,726	—	—
Non-covered loans and lease finance receivables	3,170,365	3,418,980	3,373,728
Less allowance for credit losses	(95,528)	(105,289)	(105,259)

Net loans and lease finance receivables	3,074,837	3,313,691	3,268,469

Covered loans and lease finance receivables, net	280,337	403,822	374,012
Premises and equipment, net	36,725	41,936	40,921
Intangibles	6,399	9,937	9,029
Goodwill	55,097	55,097	55,097
Cash value of life insurance	115,494	112,173	112,901
FDIC loss sharing asset	56,452	108,305	101,461
Other assets	155,529	133,707	135,937

TOTAL ASSETS	$6,529,907	$6,483,871	$6,436,691

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand deposits (noninterest-bearing)	$1,977,137	$1,699,096	$1,701,523
Investment checking	330,580	356,068	384,674
Savings and money market demand	1,436,528	1,276,464	1,342,758
Time deposits	844,899	1,190,836	1,089,873

Total Deposits	4,589,144	4,522,464	4,518,828

Demand Note to U.S. Treasury	1,930	3,752	1,917
Customer repurchase agreements	485,273	557,573	542,188
Borrowings	548,594	553,322	553,390
Junior subordinated debentures	115,055	115,055	115,055
Other liabilities	90,036	66,947	61,458

Total Liabilities	5,830,032	5,819,113	5,792,836
Stockholders’ equity:
Stockholders’ equity	660,639	636,325	637,670
Accumulated other comprehensive income, net of tax	39,236	28,433	6,185

Total stockholders’ equity	699,875	664,758	643,855

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,529,907	$6,483,871	$6,436,691

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEET
(unaudited)
dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Assets:
Cash and due from banks	$55,113	$105,689	$87,256	$101,279
Interest-bearing balances due from Federal Reserve Bank	455,429	319,330	348,989	266,608
Federal funds sold and Interest-bearing balances due from depository institutions	22,438	50,111	40,896	37,777

Total cash and cash equivalents	532,980	475,130	477,141	405,664

Interest-bearing balances due from depository institutions	50,190	42,038	50,190	14,550
Investment securities available-for-sale	1,969,152	1,946,396	1,931,203	2,017,411
Investment securities held-to-maturity	2,738	3,013	2,892	3,322
Investment in stock of Federal Home Loan Bank (FHLB)	77,976	92,038	82,006	95,117

Non-covered loans held-for-sale	3,065	3,001	3,219	2,813
Covered loans held-for-sale	1,823	—	455	—
Non-covered loans and lease finance receivables	3,173,492	3,473,829	3,245,060	3,507,333
Less allowance for credit losses	(96,827)	(115,614)	(103,183)	(115,843)

Net loans and lease finance receivables	3,076,665	3,358,215	3,141,877	3,391,490

Covered loans and lease finance receivables, net	307,281	414,100	327,175	437,228
Premises and equipment, net	37,589	42,496	39,014	41,949
Intangibles	6,766	10,355	7,632	11,285
Goodwill	55,097	55,097	55,097	55,097
Cash value of life insurance	115,045	111,658	114,197	110,779
FDIC loss sharing asset	65,342	112,142	77,834	120,840
Other assets	184,839	121,853	170,170	122,760

TOTAL	$6,486,548	$6,787,532	$6,480,102	$6,830,305

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,935,890	$1,677,328	$1,860,426	$1,624,866
Interest-bearing	2,612,541	2,890,536	2,673,977	2,906,078

Total Deposits	4,548,431	4,567,864	4,534,403	4,530,944

Other borrowings	1,053,838	1,340,660	1,094,961	1,454,952
Junior subordinated debentures	115,055	115,055	115,055	115,055
Other liabilities	75,877	75,828	65,119	61,272

Total Liabilities	5,793,201	6,099,407	5,809,538	6,162,223
Stockholders’ equity:
Stockholders’ equity	668,028	645,361	657,010	633,869
Accumulated other comprehensive income, net of tax	25,319	42,764	13,554	34,213

	693,347	688,125	670,564	668,082

TOTAL	$6,486,548	$6,787,532	$6,480,102	$6,830,305

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)
dollar amounts in thousands, except per share

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Interest income:
Loans held-for-sale	$17	$7	$46	$40
Loans and leases, including fees	48,791	53,677	147,116	162,733
Accelerated accretion on acquired loans	3,980	4,481	11,638	22,332

Total loans and leases, including fees	52,788	58,165	158,800	185,105
Investment securities:
Taxable	9,407	11,461	28,397	41,938
Tax-advantaged	5,951	6,324	17,791	19,265

Total investment income	15,358	17,785	46,188	61,203
Dividends from FHLB stock	52	105	183	233
Federal funds sold & Interest-bearing CDs	332	418	1,053	757

Total interest income	68,530	76,473	206,224	247,298
Interest expense:
Deposits	1,979	4,310	6,987	14,439
Borrowings and junior subordinated debentures	6,571	9,548	19,753	32,691

Total interest expense	8,550	13,858	26,740	47,130

Net interest income before provision for credit losses	59,980	62,615	179,484	200,168
Provision for credit losses	—	25,300	7,068	48,500

Net interest income after provision for credit losses	59,980	37,315	172,416	151,668
Other operating income:
Impairment loss on investment securities	(25)	(127)	(144)	(98)
Loss reclassified from other comprehensive income	(402)	—	(402)	(714)

Net impairment loss on investment securities recognized in earnings	(427)	(127)	(546)	(812)
Service charges on deposit accounts	4,021	4,225	11,773	12,686
Trust and investment services	2,056	1,928	6,468	6,255
Gain on sale of investment securities	—	30,119	—	38,900
Reduction in FDIC loss sharing asset	(844)	(2,630)	(1,118)	(14,800)
Other	2,708	3,204	6,909	7,697

Total other operating income	7,514	36,719	23,486	49,926
Other operating expenses:
Salaries and employee benefits	17,579	17,311	53,459	52,863
Occupancy	2,776	3,088	8,349	9,168
Equipment	1,376	1,719	4,205	5,473
Professional services	3,728	4,135	12,365	9,823
Amortization of intangible assets	862	934	2,629	2,824
Provision for unfunded commitments	(1,650)	450	(918)	2,150
OREO expenses	2,247	479	5,023	1,147
Prepayment penalties on borrowings	—	12,963	—	18,663
Other	5,940	8,239	21,206	24,576

Total other operating expenses	32,858	49,318	106,318	126,687

Earnings before income taxes	34,636	24,716	89,584	74,907
Income taxes	12,253	6,789	29,563	21,846

Net earnings	22,383	17,927	60,021	53,061
Allocated to restricted stock	81	58	229	181

Net earnings allocated to common shareholders	$22,302	$17,869	$59,792	$52,880

Basic earnings per common share	$0.21	$0.17	$0.57	$0.50

Diluted earnings per common share	$0.21	$0.17	$0.57	$0.50

Cash dividends per common share	$0.085	$0.085	$0.255	$0.255

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Interest income — (Tax-Effected) (te)	$71,011	$79,085	$213,645	$255,235
Interest Expense	8,550	13,858	26,740	47,130

Net Interest income — (te)	$62,461	$65,227	$186,905	$208,105

Return on average assets, annualized	1.37%	1.05%	1.24%	1.04%
Return on average equity, annualized	12.81%	10.34%	11.97%	10.62%
Efficiency ratio	48.68%	66.62%	54.27%	62.84%
Yield on average earning assets	4.67%	4.97%	4.74%	5.35%
Cost of deposits	0.17%	0.37%	0.21%	0.43%
Cost of deposits and customer repurchase agreements	0.19%	0.41%	0.23%	0.45%
Cost of funds	0.59%	0.91%	0.62%	1.02%
Net interest margin (te)	4.11%	4.11%	4.15%	4.37%
Net interest margin (te) excluding discount	3.81%	3.73%	3.84%	3.80%

Weighted average shares outstanding
Basic	105,116,770	105,685,287	105,473,811	105,925,944
Diluted	105,205,956	105,795,196	105,554,812	106,096,714
Dividends declared	$8,913	$9,011	$26,947	$27,087
Dividend payout ratio	39.82%	50.26%	44.90%	51.05%

Number of shares outstanding-EOP	104,581,689	105,918,376
Book value per share	$6.69	$6.28
Tangible Book value per share	$6.10	$5.66

	September 30,
(Non-covered loans)	2011	2010
Non-performing assets (dollar amount in thousands):
Non-accrual loans	$65,212	$158,871
Loans past due 90 days or more and still accruing interest	—	—
Other real estate owned (OREO), net	15,956	17,387

Total non-performing assets	$81,168	$176,258

Percentage of non-performing assets to total loans outstanding and OREO	2.55%	5.13%

Percentage of non-performing assets to total assets	1.24%	2.72%

Allowance for loan losses to non-performing assets	117.69%	59.74%

Net Charge-offs to Average loans	0.52%	1.48%

Allowance for credit losses:
Beginning Balance	$105,259	$108,924
Total loans charged-off	(18,600)	(52,492)
Total Loans Recovered	1,801	357

Net Loans Charged-off	(16,799)	(52,135)
Provision Charged to Operating Expense	7,068	48,500

Allowance for Credit Losses at End of period	$95,528	$105,289

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands, except per share data)
(unaudited)
Quarterly Common Stock Price

	2011		2010		2009
Quarter End	High	Low	High	Low	High	Low
March 31,	$9.32	$7.83	$10.89	$8.44	$12.11	$5.31
June 30,	$9.94	$8.18	$11.85	$9.00	$7.77	$5.69
September 30,	$10.00	$7.41	$10.99	$6.61	$8.70	$4.90
December 31,			$9.09	$7.30	$9.00	$6.93
Quarterly Consolidated Statements of Earnings

	3Q	2Q	1Q	4Q	3Q
	2011	2011	2011	2010	2010
Interest income
Loans, including fees	$52,788	$54,697	$51,315	$55,621	$58,165
Investment securities and other	15,742	16,485	15,197	14,370	18,308

	68,530	71,182	66,512	69,991	76,473
Interest expense
Deposits	1,979	2,220	2,788	3,814	4,310
Other borrowings	6,571	6,567	6,615	7,028	9,548

	8,550	8,787	9,403	10,842	13,858
Net interest income before provision for credit losses	59,980	62,395	57,109	59,149	62,615
Provision for credit losses	—	—	7,068	12,700	25,300

Net interest income after provision for credit losses	59,980	62,395	50,041	46,449	37,315

Non-interest income	7,514	5,994	9,978	7,188	36,719
Non-interest expenses	32,858	37,155	36,305	41,805	49,318

Earnings before income taxes	34,636	31,234	23,714	11,832	24,716
Income taxes	12,253	10,196	7,114	1,958	6,789

Net earnings	22,383	21,038	16,600	9,874	17,927
Allocated to restricted stock	81	82	66	41	58

Net earnings allocated to common shareholders	$22,302	$20,956	$16,534	$9,833	$17,869

Basic earning per common share	$0.21	$0.20	$0.16	$0.09	$0.17
Diluted earnings per common share	$0.21	$0.20	$0.16	$0.09	$0.17

Cash dividends per common share	$0.085	$0.085	$0.085	$0.085	$0.085

Dividends Declared	$8,913	$9,017	$9,017	$9,016	$9,011

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands)
(unaudited)
Distribution of Loan Portfolio

	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

Commercial and Industrial	$510,950	$500,746	$490,316	$499,986	$509,502
Real Estate:
Construction	101,429	119,637	169,562	223,478	280,756
Commercial Real Estate	2,172,050	2,237,975	2,255,247	2,272,270	2,280,861
SFR Mortgage	191,650	201,457	210,445	224,325	238,179
Consumer	58,668	59,496	61,622	67,371	71,487
Municipal lease finance receivables	115,803	119,792	122,897	129,128	149,584
Auto and equipment leases	16,237	16,998	17,399	17,982	20,658
Dairy and Livestock	292,049	296,801	325,052	376,143	359,778
Agribusiness	48,627	52,528	49,664	57,304	61,206

Gross Loans	3,507,463	3,605,430	3,702,204	3,867,987	3,972,011
Less:
Purchase accounting discount	(51,646)	(73,449)	(98,117)	(114,763)	(143,752)
Deferred net loan fees	(5,115)	(5,385)	(5,640)	(5,484)	(5,457)
Allowance for credit losses	(95,528)	(96,895)	(101,067)	(105,259)	(105,289)

Net Loans	$3,355,174	$3,429,701	$3,497,380	$3,642,481	$3,717,513

Covered loans	$280,337	$334,225	$348,759	$374,012	$403,822
Non-covered loans	3,074,837	3,095,476	3,148,621	3,268,469	3,313,691

Total Net Loans	$3,355,174	$3,429,701	$3,497,380	$3,642,481	$3,717,513

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands)
(unaudited)
Non-Performing Assets & Delinquency Trends
(Non-Covered Loans)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Non-Performing Loans
Residential Construction and Land	$989	$1,080	$4,001	$4,090	$5,085
Commercial Construction and Land	13,779	23,953	39,976	60,591	71,428
Residential Mortgage	18,792	17,786	18,425	17,800	14,543
Commercial Real Estate	25,454	24,731	34,950	64,859	56,330
Commercial and Industrial	3,277	4,649	7,542	3,936	6,067
Dairy & Livestock	2,574	2,672	2,996	5,207	5,176
Consumer	347	179	260	537	242

Total	$65,212	$75,050	$108,150	$157,020	$158,871

% of Total Loans	2.06%	2.35%	3.33%	4.65%	4.65%

Past Due 30-89 Days
Residential Construction and Land	$—	$—	$—	$—	$—
Commercial Construction and Land			1,492	—	—
Residential Mortgage	—	460	993	2,597	2,779
Commercial Real Estate	806	2,590	898	3,194	1,234
Commercial and Industrial	1,145	740	239	3,320	2,333
Dairy & Livestock	—	—	—	—	1,406
Consumer	—	91	9	29	494

Total	$1,951	$3,881	$3,631	$9,140	$8,246

% of Total Loans	0.06%	0.12%	0.11%	0.27%	0.24%

OREO
Residential Construction and Land	$—	$—	$—	$—	$11,113
Commercial Construction and Land	8,580	7,117	2,709	2,709	2,709
Commercial Real Estate	7,376	6,314	3,322	2,581	3,220
Commercial and Industrial	—	—	209	—	—
Residential Mortgage	—	287	—	—	345
Consumer	—	—	—	—	—

Total	$15,956	$13,718	$6,240	$5,290	$17,387

Total Non-Performing, Past Due & OREO	$83,119	$92,649	$118,021	$171,450	$184,504

% of Total Loans	2.62%	2.90%	3.63%	5.08%	5.40%

Net interest income and net interest margin reconciliations (Non-GAAP)
We use certain non-GAAP financial measures to provide supplemental information regarding our performance. The third quarter of 2011 net interest income and net interest margin include a yield adjustment of $4.0 million from discount accretion on covered loans. We believe that presenting the net interest income and net interest margin excluding the yield adjustment provides additional clarity to the users of financial statements regarding core net interest income and net interest margin.

	Three months ended			Nine months ended
	September 30, 2011			September 30, 2011
	( amounts in thousands )
	Average			Average
	Balance	Interest	Yield	Volume	Interest	Yield
Total interest-earning assets	$6,063,584	$68,530	4.67%	$6,032,085	$206,224	4.74%
Accelerated accretion on acquired loans	72,002	(3,980)		92,373	(11,638)

Total interest-earning assets, excluding SJB loan discount and yield adjustment	$6,135,586	$64,550	4.34%	$6,124,458	$194,586	4.41%

Net interest income and net interest margin (TE)		$62,461	4.11%		$186,905	4.15%
Yield adjustment to interest income from discount accretion		(3,980)			(11,638)

Net interest income and net interest margin (TE), excluding yield adjustment		$58,481	3.81%		$175,267	3.84%